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                                                                    EXHIBIT 10.4
                            STOCKHOLDER'S AGREEMENT

         THIS STOCKHOLDER'S AGREEMENT (the "Agreement") is executed as of March 20, 1997, by and between CrossComm Corporation, a Delaware corporation ("CrossComm") and Lars Stig Nielsen (the "Stockholder").

         Concurrently with the execution and delivery of this Agreement, Olicom A/S, a corporation organized under the laws of the Kingdom of Denmark ("Olicom"), PW Acquisition Corporation, a Delaware corporation ("MergerSub"), and CrossComm, have executed and delivered an Agreement and Plan of Reorganization dated as of March 20, 1997 (the "Merger Agreement"), providing for the merger of MergerSub into CrossComm, whereby CrossComm shall be a wholly-owned subsidiary of Olicom immediately following the Effective Time (as defined in the Merger Agreement) (the "Merger").

         The Stockholder is a holder of outstanding shares of Olicom Common
Stock.

         In consideration of the execution and delivery of the Merger Agreement by Olicom, the Stockholder agrees to vote the Shares so as to facilitate consummation of the Merger.

         NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as set forth below.

         1. Defined Terms. "Shares" shall include any shares of Olicom Common Stock which the Stockholder presently owns, together with such shares as the Stockholder purchases or otherwise acquires after the execution and delivery of this Agreement and prior to the Expiration Date, as defined herein. The "Expiration Date" shall mean the earlier of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the date on which the Merger Agreement shall be terminated pursuant to Article VII of the Merger Agreement. Any capitalized terms not defined herein shall have the same meaning as set forth in the Merger Agreement.

         2. Agreement to Vote Shares. At every meeting of the stockholders of Olicom called with respect to any of the following, and at any adjournment thereof, the Stockholder shall vote the Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter which could reasonably be expected to facilitate the Merger. This Agreement is intended to bind the Stockholder only with respect to the specific matters set forth herein, and shall not prohibit the Stockholder from acting in accordance with his fiduciary duties as an officer and director of CrossComm.

         3. Representations, Warranties and Covenants of the Stockholder. The Stockholder hereby makes the following representations, warranties and covenants to CrossComm:

                 3.1 Ownership of Shares. The Stockholder (i) is the holder and beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be
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free and clear of any liens, claims, options, charges or other encumbrances;
(ii) does not directly own any shares of Olicom Common Stock other than the Shares; and (iii) has full power and authority to make and enter into and carry out the terms of this Agreement.

                 3.2 No Voting Trusts and Agreements. The Stockholder will not, and will not permit any entity under the Stockholder's sole control, to deposit any shares of Olicom Common Stock held by the Stockholder or such entity in a voting trust or subject any shares of Olicom Common Stock held by the Stockholder or such entity to any arrangement or agreement with respect to the voting of such shares of Olicom Common Stock, other than agreements entered into with Olicom.

                 3.3 No Proxy Solicitations. The Stockholder will not, and will not permit any entity under the Stockholder's sole control to, (i) solicit proxies or become a participant in a solicitation in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholder's vote or action by consent of stockholders in Olicom in opposition to or in competition with the consummation of the Merger; or (iii) become a member of a group with respect to any voting securities of Olicom for the purpose of opposing or competing with the consummation of the Merger.

         4. Representations, Warranties and Covenants of CrossComm. CrossComm represents, warrants and covenants to the Stockholder as follows:

                 4.1 Due Authorization. This Agreement has been authorized by all necessary corporate action on the part of CrossComm and has been duly executed by a duly authorized officer of CrossComm.

                 4.2 Validity; No Conflict. This Agreement constitutes the legal, valid and binding obligation of CrossComm. Neither the execution of this Agreement by CrossComm nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which CrossComm is bound or of any decree judgment, order, law or regulation now in effect of any court or other governmental body applicable to CrossComm.

         5. Additional Documents. The Stockholder and CrossComm hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of CrossComm or the Stockholder, as the case may be, to carry out the intent of this Agreement.

         6. Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other. This Agreement shall be binding on, and inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns.





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         7.      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service to the parties at the following addresses (or at such other addresses for a party as shall be specified by the notice):

                 If to CrossComm:

                         CrossComm Corporation
                         450 Donald Lynch Boulevard
                         Marlborough, Massachusetts 01752-4728

                         Copy to:

                                 Hale and Dorr LLP
                                 60 State Street
                                 Boston, Massachusetts 02109
                                 Attn:  Philip P. Rossetti, Esq.
                                        Richard N. Kimball, Esq.

                 If to the Stockholder:

                         Lars Stig Nielsen
                         Nybrovej 114
                         DK-2800 Lyngby
                         Denmark

                         Copy to:

                                 Lawrence D. Ginsburg
                                 Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                                 2200 Ross Avenue, Suite 900
                                 Dallas, Texas 75201

All notices shall be effective on receipt.

         8. Disputes. Any dispute, controversy or claim arising out of or relating to this Agreement, including any annexes hereto, or the breach, termination or validity hereof, shall be finally settled by arbitration by one arbitrator in Boston, Massachusetts, pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16.

         9. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by a party hereto at any time of any breach by the other party hereto





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of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Together with the Merger Agreement, this Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

         10. Specific Performance: Injunctive Relief. The parties hereto acknowledge that CrossComm will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to CrossComm upon such violation, CrossComm shall have the right to enforce such covenants and agreements by specific performance, by injunctive relief or by any other means available to it at law or in equity. In any such proceeding, the Stockholder waives the defense that CrossComm has an adequate remedy at law.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

         12. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         13. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                  CROSSCOMM CORPORATION


                                  By:    /s/ Douglas G. Bryant
                                      -----------------------------------------
                                             Douglas G. Bryant,
                                             Chief Financial Officer


                                         /s/ Lars Stig Nielsen
                                  ---------------------------------------------
                                             Lars Stig Nielsen





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